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                                                                   EXHIBIT 10.28

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                                110 PIONEER WAY
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                      EDUCATIONAL INDUSTRIAL SALES, INC.

                            110 PIONEER WAY, UNIT K

                           MOUNTAIN VIEW, CA  94040


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                                110 PIONEER WAY

                        STANDARD FORM INDUSTRIAL LEASE



1.   LANDLORD:                ROBERT H. GEISLER

     TENANT:                  EDUCATIONAL INDUSTRIAL SALES, INC.

2.   PREMISES:                110 Pioneer Way, Unit K
                              Located in the city of Mountain View, State of
California.

3.   USE OF PREMISES:         General office and warehouse distribution.

4.   TERM:                    Three (3) Years, One (1) Months
     COMMENCEMENT:            May 1, 1998
     EXPIRATION:              June 30, 2001
     OPTION TO EXTEND:

          Provided Tenant has not been in default of the terms and conditions of this Lease, Tenant shall have one (1) three (3) year option(s) to extend the term of this Lease. Tenant shall notify Landlord not more than one hundred eighty days (180) or less than ninety (90) days of its intention to exercise the option. The rental shall be negotiated between the parties two months prior to the expiration of the primary term of the Lease. The tenant shall not be obligated for the payment of minimum rent during the month of May 1998.

5.   RENT

          Tenant shall pay to Landlord, in addition to any other sums provided for herein, on or before the first day of each month the minimum rent of Two Thousand Nine Hundred Seventy and no/100 Dollars ($2,970.00) without deduction, set off, prior notice or demand. Tenant hereby acknowledges that Landlord will not send monthly statements or invoices as a condition to Tenant paying any rent due under this Lease. Tenant shall not be obligated for the payment of the minimum rent for the month of May, 1998.

          Commencing the second year of the Lease term, the minimum rent as set forth above shall be increased if the Consumer Price Index (CPI), San Francisco-Oakland-San Jose-All Items (Index) All Urban Consumers as published by the United States Department of Labor's Bureau of Labor Statistics, increases over the base period Index, not to exceed five percent (5%) per annum. The base period Index shall be the Index for the calendar month which is three months prior to the month in which rental commences. The base period Index shall be compared with the same calendar month for each rental adjustment period (comparison month). If the Index for the comparison month is higher than the base period Index, then the minimum rent

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shall be increased by the identical percentage commencing with the next rental period. In no event shall the minimum monthly rent be less than the rent for the preceding period.

     LATE CHARGE

          Ten percent (10%) of the unpaid balance for any month in which the Tenant fails to pay the monthly rent owed to Landlord by the fifth (5th) day of that month.

6.   SECURITY DEPOSIT

          On execution of this Lease, Tenant shall deposit with Landlord the sum of Two Thousand Nine Hundred Seventy Dollars ($2,970.00) as a Security Deposit for the performance by tenant of the provisions of this Lease. If Tenant is in default, landlord can use the Security Deposit, or any portion of it, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's default. Tenant shall, within five (5) days after written demand therefore, pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by landlord as provided in this Section so as to maintain the Security Deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the Security Deposit to Tenant. Landlord can maintain the Security Deposit separate and apart from Landlord's general funds or can commingle the Security Deposit with Landlord's general and other funds. On each anniversary of the commencement date of this Lease, Tenant shall increase the amount of the Security Deposit to the amount of the monthly fixed rental in effect for the twelve month period commencing on the anniversary date.

7.   REAL PROPERTY TAXES

          Tenant shall pay its proportionate share of real property taxes and general and special assessments levied and assessed against the buildings, other improvements and land contained in the complex. Tenant's proportionate share of such real property taxes shall be Seven and 60/100 percent (7.60%) constituting that percentage of the total square feet in the building in which the leased premises are located.

8.   COMMON AREA MAINTENANCE

          Commencing on the date the first Monthly Rental payment is due for the first full calendar month of the term, Tenant shall also pay to Landlord a monthly sum (Monthly Common Area Payment) at the time minimum monthly rent is due which Monthly Common Area Payment shall be applied toward Tenant's share of Common Area as herein provided. The amount of the first Monthly Common Area payment shall be the sum set forth in a letter of notification from Landlord to Tenant. Common area costs included, but shall not be limited to, amounts paid to a third person, firm, or corporation for a management fee; costs incurred by Landlord for resurfacing, repainting, restriping, cleaning, sweeping, supplies (e.g. light bulbs and tubes), and other janitorial services; amounts incurred in purchase, construction and maintenance of refuse receptacles, amounts incurred in painting and relandscaping, costs of directional signs and other markers, and car stops, costs of lighting and other utilities, reasonable depreciation allowance on

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improvements, machinery, and equipment used in connection with the common areas;
all costs of keeping the exterior foundations, exterior walls, downspouts, gutters, roofs, plumbing sewage systems and air conditioning systems of the building in good order, condition and repair, and any and all parking charges, utility surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereto, promulgated by any governmental authority in connection with the use or occupancy of the Premises or the common area; and all the costs (including payments on equipment) necessary in Landlord's judgment for the maintenance and operation of the common areas. Common area costs shall also include the cost to Landlord of any additional improvements made to the common area after the commence of the term.

          Tenant's proportionate share of Common Area costs shall be the ratio of the total square feet in the Leased Premises bears to the total number of leaseable square feet in the complex.

9.   TENANT'S INSURANCE

          Tenant at its cost shall maintain public liability and property damage insurance and products liability insurance with a single combined liability of One Million Dollars ($1,000,000.00), insuring against all liability of tenant and its representatives arising out of or in connection with Tenant's use and occupancy of the premises, and other areas of the complex as allowed herein. Both parties shall be named as additional insureds and the policy shall contain cross-liability endorsements.

          If in the opinion of Landlord's lender or of the insurance broker retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the coverage as required by either Landlord's lender or Landlord's insurance broker immediately upon receipt of notice from Landlord.

     INDEMNITY.
     ----------

          Tenant shall indemnify and hold Landlord and Landlord's agent harmless from all damages arising out of any damage to any person or property occurring in, on or about he Premise and the complex resulting from the acts or omissions of Tenant or its authorized representatives.

10.  HOLDING OVER

          Monthly rental of one hundred fifty percent (150%) shall be due and payable pursuant to the provisions hereof governing payment of rental. Holding over only applies if a future agreement for occupancy has not been reached with the Landlord.

11.  SQUARE FOOTAGE

          Tenant's square footage is approximately 2,700 of the building consisting of approximately 35,500 square feet.

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12.  PARKING

           Tenant is entitled to four (4) parking spaces per 1,000 square feet of the Leased Premises.

13.  FIRST RIGHT OF REFUSAL

           In the event Unit I becomes available, Landlord shall notify Tenant of such availability. Tenant shall have ten (10) days within which to notify Landlord of Tenant's intent to lease the space. In the event Tenant fails to notify Landlord within the specified period, Landlord will have not further obligation to Tenant and may market the available space to the general public.

14.  POSSESSION

           Tenant agrees that in the event of the inability of Landlord to deliver to Tenant possession of Premises at the Commencement Date of the Term, Landlord shall not be liable for any damage caused thereby nor shall this Lease be void or voidable, but Tenant shall not be liable for rent until such time as Landlord offers to deliver possession of the Premises to Tenant. However, the Term hereof shall not be extended by such delay. In the event Landlord shall not have delivered possession of the Premises within six (6) months from the commencement of the Term hereof, then at Tenant's option, to be exercised within thirty (30) days after the expiration of said six month period, this Lease shall terminate and upon Landlord's return of any monies previously deposited by Tenant the parties shall have no further rights or liabilities toward each other. If Tenant with Landlord's consent takes possession prior to the Commencement of the Term, Tenant shall do so subject to al the covenants and conditions hereof, and shall pay rent for the period beginning with the Commencement Date of the Term at the same monthly rate as that prescribed for the Term of this Lease.

15.  CONDITION AND REPAIRS

     15.1. From and after the commencement of the Term of this Lease, Landlord shall maintain in good order and repair the roof, the exterior walls, foundation and structural portions of the Premises, together with roadways, drives, sidewalks, loading areas, parking areas and landscaped areas whether or not said roadways, drives, sidewalks, loading areas, parking areas and landscaped areas are adjacent to or a part of the Premises or located on the entire property of which the Premises are a part, reasonable wear and tear excepted; provided, however, Tenant pays his Pro Rata Share of any and all the costs and expenses incurred for the (i) periodic exterior painting of the building of which the Premises are a part; and (ii) repairs to and maintenance of any storefronts, roadways, drives, sidewalks, loading areas, parking areas, and landscaped areas, whether or not said roadways, drives, sidewalks, loading areas, parking areas and landscaped areas, are adjacent to or a part of the Premises or located on the entire property of which the Premises are a part. Said costs and expenses incurred for maintenance and repair of any store front, roadways, drives, sidewalks, loading areas, parking areas and landscaped areas are adjacent to or a part of the Premises or located on the entire property of which the Premises are a part. Said costs and expense incurred for maintenance and repair of any store front,

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roadways, drives, sidewalks, loading areas, parking areas and landscaped areas and referred to in (ii) above shall include but not be limited to:

          (a) Maintaining the surfaces in a level, smooth, and evenly covered condition with the type of surfacing material originally installed or such a substitute as shall in all respects be equal in quality, use and durability;

          (b) Removing all papers, debris, filth, and refuse and thoroughly sweeping the areas to the extent reasonably necessary to keep said areas in a neat, clean, and orderly condition;

          (c) Placing, keeping in repair, and replacing any necessary appropriate directional signs, markers and lines; and operating, keeping in repair, and replacing when necessary such artificial lighting facilities as shall be reasonably required;

          (d)  Maintaining any perimeter walls;

          (e) Maintaining all landscaped areas, making such replacements of shrubs and other landscaping as is necessary, and keeping said areas at all times adequately weeded, fertilized, and watered; and;


          (f) Cost of personnel to implement all such services referred to herein and to police the common areas;

          (g)  Cost of liability insurance;


          (h) Management fee of 5-10% of all costs and expenses described in this Article 8 and 15.

          Said reimbursement by Tenant to Landlord shall be made within ten (10) days from the date Landlord shall give notice to Tenant of the amount of Tenant's share of any such cost or expense for items (i) and (ii) above. Tenant shall, at Tenant's own cost and expense, keep all other parts of the Premises including the interior of the Premises, windows and skylights, in good and sanitary order, condition and repair, hereby waiving all right to make repairs at the expense of Landlord as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code. Tenant agrees not to place garbage cans or any other receptacles outside the building without prior written consent and approval of Landlord and in an area designated by Landlord. Tenant further agrees not to mar or deface in any manner the wall, woodwork or any other part of Premises. All damage or injury done to the Premises or property of Landlord by Tenant, or by any person who may be in or upon the Premises, with the consent of Tenant, shall be paid for by Tenant at the time the damage or injury is inflicted. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and agrees on the last day of said term, or sooner termination of this Lease, to surrender unto Landlord all and singular Premises with said appurtenances in the same condition as when received, reasonable use and wear thereof and damage by act of God or by the elements excepted, and to remove all of Tenant's signs from the Premises.

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     15.2 Tenant shall repair and maintain at Tenant's sole cost the plumbing, heating, air conditioning and electrical systems pertaining to the Premises. Landlord shall where possible obtain at Tenant's expense a heating and air conditioning maintenance agreement.

     15.3 COMMON AREAS: Tenant shall have the right, during the term hereof, to use the drives, sidewalks, parking areas and loading areas situate on the Premises provided, however, notwithstanding anything herein to the contrary, any and all rights of Tenant with respect to said drives, sidewalks, parking areas and loading areas are nonexclusive and any person and/or persons whomsoever designated by Landlord shall, at any time and from time to time, have rights equal or similar to any one or more of those rights granted by landlord to Tenant under this Lease, or otherwise, with respect to said drives, sidewalks, parking and loading areas.

     15.4 Tenant agrees that there will be no car washing or car repairs done on the premises.

     15.5 Items as pallets, large drums, discarded equipment and boxes are to be stored in the Tenant's respective unit and not outside in the parking spaces, garbage dumpster or driveways.

     15.6 All boxes are to be broken down before discarding into the garbage dumpster and all trash must be inside the dumpster and not left in the enclosure.

     15.7 Landlord does not allow any reserved parking (no pavement). Any abandoned vehicles, vehicles that are not being driven in and out of the Premises on a regular basis (daily), vehicles without engines or in disrepair as not running, will be towed away per signs posted on the Premises.

16.  UTILITIES AND OTHER EXPENSES

          Tenant shall pay timely when due and prior to delinquency for the water, sewage, garbage, fuel, gas, oil, heat, electricity, telephone, janitorial, landscape maintenance and all other materials and services which may be furnished to or used in or about Premises or the building of which the premises are a part during the term of this Lease. If any said material or services are not separately metered or billed to Tenant, Tenant shall pay its Pro-Rata Share of all charges which are jointly metered or billed. The termination of Tenant's share of such charges shall be made by Landlord, and payment made by Tenant with ten (10) days or receipt of statement for such charges.

17.  TAXES

          Tenant shall pay when due all taxes levied against personal property and trade fixtures on or about the Premises, including but without prejudice to the generality of the fore-going, shelves, counters, vaults, vault doors, wall safes, partitions, fixtures, machinery, printing presses, plant equipment and atmospheric coolers, and if any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, and if Landlord pays the same, which Landlord shall have the right to do regardless of the validity of

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such levy, or if the assessed value of Landlord's Premises is increased by the inclusion herein of a value place on such property of tenant and if Landlord pays the taxes based on such increase in the assessment, which landlord shall have the right to do, regardless of the validity thereof, Tenant shall repay the Landlord upon demand, the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment within (10) days after receipt of an invoice from Landlord advising Tenant of the taxes applicable to the Tenant's property.

          As additional rental Tenant shall pay to Landlord its Pro-Rata Share of any taxes and special assessments levied, assessed or imposed with respect to any period within the Lease Term against the Building the land upon which said Building is located, and any appurtenances thereto, over and above those taxes and assessments levied or assessed of the base tax year specified in Item 7a of the Schedule. In the event the property on which the Premises are situated shall be assessed with other property of Landlord, Landlord shall use its best efforts to have the property separately assessed, but if Landlord cannot obtain such separate assessment, then in lieu of the percentage specified above, Tenant shall pay an equitable proportion of the increase for all the land and improvements within the parcel so assessed, such proportion to be determined by Landlord form information available in the assessor's office or reasonably available elsewhere. Landlord's reasonable determination thereof in good faith shall be conclusive. A like calculation shall be made if any improvements contained within the Premises are assessed with other improvements. All such additional rentals based upon the increase (if any) in such taxes and assessments shall be payable by Tenant to Landlord within ten (10) days after receipt of an invoice from Landlord advising Tenant of the increase in Taxes to be paid by Tenant. Taxes for the last year of the term hereof shall be prorated between Landlord and Tenant as of the expiration of the Term. Tenant's obligation to pay its share of the assessments as provided in this Section, shall be calculated on the basis of the amount due of Landlord allowed the assessments to go to bond, and the assessment were to be paid in installments, even if Landlord pays the assessment in full. For purposes of this Article, "taxes" shall also include any tax assessed upon or measure by rents received by landlord under or in connection with this Lease.

          See Paragraph 7.

18.  INSURANCE

          A.  PUBLIC LIABILITY:  Tenant shall, at its sole expense, maintain
              -----------------
during the term of this Lease, public liability insurance in a form and with companies acceptable to and approved in writing by Landlord to protect against and liability for injuries, including death, to third persons or their property, resulting from any occurrence in or about said premises, the sidewalks adjacent thereto, and such other areas which Tenant, its officers, servants, agents, employees, contractors and invitees shall have the right to use under the terms hereof during the term of this Lease or any occupancy hereunder, in the amounts specified in item 9 of the Schedule. Landlord shall be named as an additional insured and a copy of the policy or policies or certificate(s) or insurance shall be delivered to landlord, and the same shall contain a provision requiring that Landlord be given thirty (30) days written notice prior to any cancellation of said policy by the insurer. The minimum limits of policies specified in Item 9 of the Schedule shall

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not however, limit the liability of Tenant hereunder. Tenant shall also procure and continue in force throughout the term workmen's compensation insurance.

          B.  FIRE, EXTENDED COVERAGE, UMBRELLA, AND FLOOD INSURANCE:  Landlord
              -------------------------------------------------------
shall bear the cost and expense for the policies of insurance covering the Building and insuring the same for the benefit of Landlord against loss or damage by fire and against such other risks as are covered by the endorsement commonly known as extended coverage and such other policies or endorsements of insurance, with insurance companies authorized and licensed to issue such policies in the State of California, in an amount not less than the full replacement cost of the Building, excluding from said replacement cost the foundation and such other standard exclusions as appear in the California Uniform Standard Building Form. All such policies of insurance shall provide that the proceeds thereof shall be payable to Landlord. The one year annual premium charged during any fiscal/calendar year, less any annual special hazard premium chargeable to specific tenants, shall become the insurance base for determining the Tenant's share of insurance premium increases. Thereafter, Landlord shall pay all insurance premiums; provided, however, commencing with the first annual premium due and payable after the expiration of the annual policy term, any increase in the annual premium, after deducting all special hazard premium, charges chargeable to the specific tenants, to the extent that is exceeds the annual premium base hereinabove established, shall be billed to Tenant and Tenant shall pay its Pro Rata participation in any regular premium increase, as provided herein, each Tenant of the Building shall be billed for all and any regular premium increase, as provided herein, and for all and any special hazard premium charges, whenever made, applicable to said Tenant as determined by the insuring company or its authorized agent. Landlord shall not have any obligation to carry or pay the premiums for replacement of plate glass coverage of glass in the Premises or insurance on Tenant's improvements or merchandise. Instead, Tenant shall bear the risk of such loss specifically referred to in the immediately preceding sentence and Tenant may, if Tenant elects, acquire insurance covering those items.

19.  HOLDING OVER

          If Tenant holds possession hereunder after the expiration of the term of this Lease with consent of Landlord, Tenant shall become a tenant from month to month upon all of the terms and conditions herein specified, at a monthly rental as specified in Item 10 of the schedule.

20.  ALTERATIONS

          Tenant shall not make alterations, improvements or additions to the Premises nor make any contract therefore without obtaining Landlord's prior written consent. As a condition to giving such consent, landlord may require that Tenant remove any such alterations, improvements or additions at the expiration of the term of this lease and to restore the Premises to the condition prior to making same provided that if Landlord does not so requires such removal then, to the extent not required, all such alterations, additions or improvements shall, upon the expiration of the term hereof, become the sole property of Landlord (excepting that in any event Tenant shall be permitted and shall remove its signs and trade fixtures).

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          Before commencing any work relating to alterations, additions and improvements affecting the Premises, Tenant shall notify Landlord in writing of the expected date of commencement thereof. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord form mechanics' liens, material men's liens or any other liens. In any event, tenant shall pay when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics' or material men's liens to be levied against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of Tenant.

21.  SIGNS

          Landlord reserves the right to the use of the exterior walls and the roof of the Premises and the Building. Tenant shall not inscribe, paint or affix any signs, advertisements, placards or awnings on the exterior or roof of the Premises or upon the entrance doors, windows, or the sidewalk on or adjacent to the Premises without the prior written consent of Landlord. Any signs so place in the Premises shall be so placed upon the understanding and agreement that Tenant, at Tenant's sole cost and expense shall remove same at expiration or termination of this Lease and will repair any damage or injury to the premises caused thereby, and if not so removed by Tenant, Landlord may remove it at Lessee's expense.

          Tenant shall order its Building and/or directory signs through CRI Properties. All of the signs must be conforming as to City approved form and any applicable CC&R's. If Tenant has ordered its sign and is waiting for the permanent sign, it may have a temporary sign approved by Landlord until the permanent sign is installed. Tenant shall be responsible for the cost of the signs and installation.

22.  ASSIGNMENT AND SUBLETTING

          Tenant may assign this Lease or an interest therein and may also sublet the whole of the Premises, provided the written consent of Landlord to any such assignment or subletting is first obtained by Tenant. If, during the term of this Lease, Tenant requests the written consent of Landlord to any such assignment or subletting, or both, Landlord's consent thereto shall not be unreasonably withheld. A consent to one assignment or subletting shall not be deemed to be a consent to any subsequent assignment or subletting, and any such subsequent assignment or subletting without Landlord's consent shall be void and shall, at Landlord's option, terminate this Lease. This Lease shall not, nor shall any interest therein, be assignable as to the interest of Tenant by operation of law without the written consent of Landlord, but such written consent of Landlord shall not unreasonably be withheld.


     22.1 Options Are Nontransferrable.

          Each option to extend is granted by Landlord to Tenant personally, and shall not be exercised or assigned, voluntarily or involuntarily, by or to anyone other than Tenant. Any

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assignment of the option to extend without Landlord's prior written consent shall be void, and at Landlord's election shall constitute a default hereunder. After the exercise of each option to extend and the commencement of the option term, all preferences in this Lease to the term shall be considered to mean the term as amended. The occurrence of a default as to the obligations of Tenant hereunder shall automatically terminate and cancel all its existing options.

23.  DESTRUCTION OF PREMISES

          In the event of a total or partial destruction of the Premises from any cause, Tenant shall give immediate notice thereof to Landlord and Landlord shall forthwith repair the same, provided such repairs can be made within ninety
(90) days by working in the usual and ordinary manner without overtime or other premium charges for expedited work or materials and under the laws and regulations of State, County of Municipal authorities, but such destruction or damage shall in no way annul or void this Lease. Landlord's obligation to repair shall not include the restoration or replacement of Tenant's trade fixtures, equipment, merchandise or any improvements or alternations made by Tenant to the Premises. Tenant shall be required to restore or replace same in the event of damage. Tenant shall be entitled to a proportionate deduction of rent while such repairs are being made (provided the destruction or damage shall not have been caused by the fault or neglect of Tenant, its agents, servants, employees or invitees), such proportionate deduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. If such repairs cannot be made in said manner in ninety (90) days, or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party. In respect to any damage or destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, or the Civil Code of the State of California, are waived by Tenant. In the event that the Building be damaged or destroyed to the extent of not less than 33-1/3% of the replacement cost hereof, Landlord may, at Landlord's sole option, elect to terminate this Lease, whether the Premises be injured or not.

24.  CONDEMNATION

          The word "condemnation" or "condemned" as used in this Lease shall mean the exercise or, or intent to exercise the power of eminent domain, and shall include a voluntary sale by Landlord to any such entity, either under threat of condemnation or while condemnation proceedings are pending, and "condemnation" shall occur upon the actual physical taking of possession by the condemner. If any part of the Premises shall be taken or condemned for a public or quasi-public use, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date of condemnation, and rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Term only such portion of such rent as the value of the part remaining after the condemnation bears to the value of the entire Premises at the date of condemnation. If all the Premises, or such part thereof be taken or condemned so that there does not remain a portion susceptible for occupation hereunder, this Lease shall terminate as of the date of condemnation.

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          If a part or all of the Premises be condemned, Landlord shall be entitled to and shall receive the total amount of any award made with respect thereto, regardless of whether the award is based on a single award or a separate award as between Landlord and Tenant, and, if and to the extent that any such award or awards shall be made to Tenant or to any person, firm, or corporation claiming through or under Tenant, Tenant hereby irrevocably assigns any and all such awards. No portion of any such award or awards shall be paid to Tenant for any so-called bonus or excess value of this Lease by reason of the relationship between the rental payable under this Lease and the fair rental for the Premises at the time of condemnation. The foregoing notwithstanding, landlord shall turn over to Tenant that portion of any such award received by Landlord hereunder which is expressly attributable under the terms of the award to Tenant's fixtures and equipment shall be the same proportion of the actual award as said fixtures and equipment were of the entity's appraisal.

25.  OPERATION OF BUSINESS AND ABANDONMENT

          Tenant shall not vacate or abandon the Premises at any time during the Term. In this regard, Tenant shall be deemed to have abandoned the Premises unless Tenant shall, during the entire Term of this Lease, conduct its business in the Premises during the regular customary days and hours for such type of business in the city of trade area in which the Premises is located.

26.  NUISANCE

          Tenant shall not commit or permit to be committed any public or private nuisance, or any other act or thing prohibited by law or which may disturb the quiet enjoyment of any tenant in the Building.

27.  ENTRY BY LANDLORD

          Tenant shall permit Landlord and his agents to enter in to and upon Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the Building or for the purpose of making repairs, alterations or additions to any other portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, or for the purposes of placing upon the Premises, the Building or the property in which the premises are located any usual or ordinary "for sale" signs, without any rebate of rent and without any liability to Tenant for any loss of occupation of quiet enjoyment of the Premises, hereby occasioned; and shall permit Landlord and his agents, at any time within thirty (30) days prior to the expiration of this Lease, to place upon Premises any usual or ordinary "to let" or "to lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

28.  OWNER TO BE HELD HARMLESS; WAIVER OF CLAIMS

          Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages to goods, wares, and merchandise, in upon or about he Premises and for injuries including death to Tenant, agents or third persons in or about he Premises from any cause arising at any time, and Tenant will hold Landlord exempt and harmless from all claims and demands for damage or injury to any person, including death, or to the goods, wares and merchandise of any person, arising from the use of the Premises by Tenant, or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided. Landlord hereby releases Tenant, and its officers, agents, employees and servants from any and all claims or demands for damages, loss, expense or injury to the Premises or to any property of Landlord in, about or upon the Premises, which is caused by or results from perils, events, or happenings which are the subject of insurance carried by the Landlord and in force at the time of any such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

29.  DEFAULT

          In the event of any breach of this Lease by Tenant, then Landlord, besides other rights and remedies he may have at law or in equity, shall have the immediate right of re-entry and may remove all persons and property from the premises. If Landlord's right of re-entry is exercised following abandonment of the premises by Tenant, then Landlord may consider any personal property belonging to Tenant and left on the Premises to also have been abandoned, in which case Landlord may dispose of all such personal property in any manner Landlord shall deem proper and is hereby relieved of all liability for doing so.

          Should Tenant breach this Lease and abandon the Premises before the end of the term hereof or if Tenant's right to possession is terminated by Landlord because of any breach default, or failure of Tenant hereunder, then in addition to any other rights or remedies available to Landlord hereunder by law provided, Landlord shall have all the rights to either terminate the Lease, or to not terminate the Lease and have said Lease continue in effect, as set forth in California Civil Code Sections 1951.2 and 1951.4 and may have and recover from Tenant all those items of damage set forth in either or both of said Code Sections, in accord with their terms. In determining the amount of damages allowable under Paragraph (3) of Subdivision (a) of Civil Code Section 1951.2 the Landlord may recover and include only the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided. In determining the amount of damage allowable under Paragraph (4) of Subdivision (a) of Civil Code Section 1951.2 said items of detriment proximately caused by Tenant's failure to perform his obligation under this Lease include, but are not limited to, court costs and reasonable attorneys' fees for services in recovering possession, all costs and expenses of any reletting including, without limitation, all costs and expenses of any reletting including, without limitation, all cost of alterations and repairs, dividing and subdividing of the Premises in connection therewith, all brokerage commissions, attorneys' fees or other similar expenses of Landlord in connection with such reletting. All amounts due and unpaid from Tenant hereunder shall bear interest at the rate of ten percent (10%) per annum from its due date until paid.

30.  RECEIVERSHIP

          If a receiver be appointed at the instance of Landlord in any action against Tenant to take possession of the Premises and/or to collect the rents and profits, derived therefrom, the receiver may, if it be necessary or convenient in order to collect such rents and profits, conduct the business of Tenant then being carried on in the Premises and may take possession of any personal property belonging to Tenant and used in the conduct of such business and may use the same in conducting such business, on the Premises without compensation to Tenant for such business, and may use the same in conducting such business, on the Premises without compensation to Tenant for such use. Neither the application for the appointment of such receiver, nor the appointment of such receiver, shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord.

31.  INSOLVENCY OF TENANT

          Tenant agrees that in the event all or substantially all of its assets be placed in the hands of a receiver or trustee, and in the event such receivership or trusteeship continues for a period of ten (10) days, or should Tenant make an assignment for the benefit of creditors, or be adjudicated a bankrupt, or should Tenant institute any proceedings under the state or federal bankruptcy act wherein Tenant seeks to be adjudicated a bankrupt, or seeks to be discharged of its debts, or seeks an arrangement under Chapter 11 of the Federal Bankruptcy Act, or should any involuntary proceedings be filed against such Tenant under such bankruptcy laws and Tenant consents thereto or acquiesces therein by default, then this Lease or any interest in and to this premises shall not become an asset in any of such proceedings and in any of such events, and in addition to any and all rights or remedies of Landlord hereunder or as provided by law, it shall be lawful for Landlord at his option to declare the Term hereof ended and re-enter the premises and take possession thereof and remove all persons therefrom and Tenant shall have no further claim therein or hereunder.

32.  ATTORNEY'S FEES

          If any legal action shall be brought by either of the parties hereto because of the breach of any terms, covenants or provisions hereof or by Landlord for the unlawful detainer of the Premises or for the recovery of any Rent due under the provisions of this Lease, the party prevailing in said action shall be entitled to recover from the other party reasonable attorneys' fees which shall be fixed by the Judge of the Court. If Landlord is made a party defendant to any litigation commenced by any other party concerning this Lease or the Premises or the property of which they are a part by reason of any act or omission of Tenant, Tenant shall hold Landlord harmless from all liability and expense by reason thereof, including reasonable attorney's fees.

33.  COMPLIANCE WITH GOVERNMENTAL REGULATION

          Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises all municipal ordinances, and state and federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of the fact as between Landlord and Tenant.

34.  NOTICES

          Certified Mail.  Any notice, demand, request, consent, approval,
          ---------------
submittal or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class certified mail to the address set forth in Item 1 of the Schedule.

          Address.  Any notice, demand, request, consent, approval, submittal or
          --------
communication hat either party desires or is required to give to the other party shall be addressed to Tenant at the Premises and otherwise at the addresses set forth in the Schedule. Landlord may change its address by notifying the other party of the change of address. Tenant, at all times during the Term hereof, may be served at the Premises, whether or not it has vacated same at time of service.

          Notice of Default.  Notwithstanding any other provision of this Lease
          ------------------
a notice to Tenant given under this Section requiring Tenant to quit the Premises, or one which gives Tenant the alternative to cure its default shall also constitute notice under California Code of Civil Procedure Section 1161 of Civil Procedure Section 1162 as well as Section "Address" of this Lease and any notice served by mail shall be deemed served, and the requisite waiting period deemed to begin under said Code of Civil Procedure Section and said "Address:
Section upon mailing without any additional waiting requirement under Civil Code 1001 or by other law. For purposes of Code of Civil Procedure Section 1162, Tenant's "place of residence," "usual place of business," "the property" and "the place where the property is situated" shall mean and be the Premises, whether or not Tenant has vacated same at the time of service.

35.  SALE OF PREMISES

          The term Landlord as used in this Lease means only the owner for the time being of the land and the Building containing the Premises, so that, in the event of any sale or transfer of ownership of said land or Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser in any such sale that the purchaser of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. If any Security be given by Tenant to secure the faithful performance of all of any of the covenants of this Lease on the part of Tenant, Landlord shall transfer and deliver the Security, after making any deductions permitted by law or this Lease, to the purchaser in any such sale or transfer and thereafter notify Tenant by Certified mail of such transfer and of the transferee's name and address and thereupon Landlord shall be discharged from any further liability in reference thereto.

36.  LIENS

          Tenant shall keep the Premises and the Building free and clear of any liens and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials by or at the direction of Tenant. In the event any lien is filed, Tenant shall do all acts necessary to discharge any lien within ten (10) days of filing, or if Tenant desires to contest any lien, Tenant shall deposit with Landlord one and one-half times the amount of said lien claim. In the event Tenant shall fail to pay any lien claim after entry of final judgment in favor of the claimant o shall fail to deposit the security with landlord, then Landlord shall have the right to expend all sums necessary to discharge the lien claim, and Tenant shall pay as additional Rental, when the next Tenant payment is due, all sums expended by Landlord in discharging any lien including attorneys' fees and costs.

37.  SURRENDER OF LEASE

          The voluntary or other surrender of this Lease, or a mutual cancellation thereof, shall not work a merger and shall at the option of Landlord, terminate all or any existing subleases or sub-tenancies, or may, at the option of the Landlord, operate as an assignment to him of any or all such subleases or sub-tenancies.

38.  WAIVER

          The waiver of Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition as to any subsequent breach of the same or as to any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach of Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

39.  SUBORDINATION

          This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security hereafter placed upon the Premises and to any and all advances made upon the security hereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default hereunder and so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease in its part to be observed or performed.

40.  CONDITION

          All the agreements herein contained upon the part of Tenant, whether technically covenants or conditions, shall be deemed conditions for the purpose thereof, conferring upon Landlord, in the event of breach of any said agreements, the right to terminate this Lease.

41.  CAPTIONS

          The captions of the paragraphs contained in this Lease are for convenience only and shall not be deemed in resolving any questions of interpretation or construction of any paragraph of this Lease to be relevant.

42.  SUCCESSORS AND ASSIGNS

          All of the terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors and administrators, successors and assigns, except that nothing in this provision shall be deemed to permit any assignment, subletting or use of the premises other than as provided for herein.

43.  ESTOPPEL CERTIFICATES

          Tenant shall, at any time during the term of this Lease, upon not less than five (5) days prior written notice from Landlord, execute and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, modified, stating the nature or such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any perspective purchaser or encumbrancer of the premises. Tenant's failure to deliver such statement within such time shall be conclusive upon tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance; and (iii) the Security Deposit in Item 6 of the Schedule has been paid.

44.  MISCELLANEOUS

          This Lease shall be governed and interpreted solely by the laws of the State of California. Each number, singular, plural, as used in this Lease shall include all numbers and each gender shall be deemed to include all genders.
Time is of the essence of this Lease and each and every provision hereof, except as to the condition relating to the delivery of possession of the Premises to Lessee. All the terms covenants, and conditions contained in this Lease to be performed by Tenant, if Tenant shall consist of more than one person or organization, they shall be deemed to be joint and several, and all rights and remedies granted to Landlord herein or be given to Landlord by law shall be cumulative and nonexclusive of any other remedy.

          Any and all payment to be made by Tenant for which Tenant is obligated under the terms of this lease to Landlord or other persons including but not limited to the Rental required in Article 5, utilities, taxes, insurance, repairs and maintenance shall be deemed and treated as rent within the meaning of Section 1174 of the Code of Civil Procedure of the State of California, which payments not made maybe recoverable, including treble damages, by Landlord in a complaint file for Unlawful Detainer. At any time after the occurrence of a default (Tenant hereby waiving its right under Section 1161, subsection 2 of the California Code of Civil Procedure to have landlord serve notice of default on Tenant within one year after Rent becomes due), Landlord may serve Tenant with a notice of default, provided that nothing herein shall be deemed to require a notice as a condition to Landlord's right to utilize a remedy where notice is not otherwise required by law.

          If any provision of the Lease is held to be invalid by any court, the invalidity of such provision shall not affect the validity of the remaining portion hereof.

45.  ENTIRE AGREEMENT

          It is agreed between the Landlord and Tenant that there are no oral agreements or representations between the parties hereto affecting this Lease and this Lease supersedes an cancels any and al previous negotiations, arrangements, brochures, agreements, representations and understandings, if any, between the parties hereto or between the parties hereto their agents, attorneys, accountants, and any real estate brokers who may represent either or both of said parties, and none thereof shall be used to interpret or construe this Lease. There are not other representations or warranties between he parties and all reliance with respect to representations is solely upon the representations and agreements contained in this Lease.

46.  ADDITIONS TO LEASE

          All those certain additions and modifications to this Lease attached hereto and marked Exhibit "A", are incorporated by reference herein and made a part of this Lease.

47.  HAZARDOUS MATERIALS

          Landlord and Tenant agree as follows with respect to the existence or use of "hazardous Material" (as defined herein) on the Leased Premises:

          A. Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of hazardous Materials that Tenant, its agents, employees, contractors or invited guests bring on the Premises or permit to be brought on the Premises. If Tenant does store, use, or dispose of any Hazardous Materials, tenant shall, except for incidental quantities intended for normal office use, notify Landlord in writing at least five (5) days prior to their first appearance on the Leased Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with the storage, use or disposal of Hazardous Materials in or about the Leased Premises by Tenant, its agents, employees or contractors, which occurred prior to the Effective Date or which occurs after the Effective Date.

          B. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant or its agents, employees, or contractors either before or after the Effective Date results in contamination or deterioration of water or soil resulting in a level of permitted contamination greater than the levels established by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to clean up such contamination if required by law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Leased Premises or any part thereof. At any time prior to the expiration of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant's use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against, all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, clean-up and restoration work and materials required hereunder to return the Leased Premises to the extent required by law.

          C. If Landlord has good cause to believe that the Leased Premises has or may become contaminated by Hazardous Materials as a result of Tenant's activities, Landlord may cause testing wells to be installed on or about he Leased Premises or the Property in locations reasonably approved by Tenant, and may cause the soils and ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Landlord; provided, however, that such cost shall be paid by Tenant if such tests detect contamination of the Leased Premises by hazardous Materials which result from Tenant's activity on the Leased Premises. Tenant shall have the right at any time during the Lease Term to conduct its own test of the soils and ground water underlying the Leased Premises or the Property by using such wells so long as each of the following conditions are satisfied: (i) such tests are conducted by Tenant at its own expense; (ii) Tenant repairs any damage to the Property or to such wells caused by such tests; and (iii) Tenant delivers copies of the results of such tests to Landlord.

          D. It shall not be unreasonable for Landlord to withhold its consent to any proposed Assignee or Tenant for Sublet pursuant to paragraph 15 of this Lease if (i) the proposed Assignee or Tenant for Sublet's anticipated use of the Leased Premises involves the generation, storage, use, treatment or disposal of any Hazardous Material; (ii) the proposed Assignee or Tenant for Sublet has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Assignee or Tenant for Sublet's actions or use of the property in question; or (iii) the proposed Assignee or Tenant for Sublet is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

          E. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article II of Title 22 of the California administrative code, Division 4, Chapter 20, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq. (42 U.S.C. (S) 6903), or (iii) defined as a "hazardous substance" pursuant to Section

101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. (42 U.S.C. (S) 9601).

          F. To the best of Landlord's knowledge, the Premises and Building are free of contamination.

IN WITNESS WHEREOF, the Parties hereto have executed this Lease Agreement this day of:


PLEASE READ THIS LEASE CAREFULLY. A LICENSED REAL ESTATE BROKER, ITS AGENTS OR EMPLOYEES, ARE NOT AUTHORIZED TO GIVE LEGAL, TAX OR ACCOUNTING ADVICE. IF YOU DESIRE SUCH ADVICE, CONSULT YOUR ATTORNEY AND OR ACCOUNTANT BEFORE SIGNING THIS LEASE.



LANDLORD:  Robert H. Geisler         TENANT:  Educational Industrial Sales, Inc.

/s/ ROBERT H. GEISLER                /s/ DENNIS KUSHNER
--------------------------------     -------------------------------------------
Robert H. Geisler                    Dennis Kushner

                                     Its:  Vice President - Operations
                                           ---------------------------

DATE:       4/13/98                  DATE:          4/1/98
     ---------------------------          --------------------------------------